EX-23.1

                        CONSENT OF ACCOUNTANT


October 21, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  E.T. Corporation - Form S-8

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated October 16, 2003 in ParaFin Corporation's (formerly known as E.T. Corporation) Form 10-KSB for the fiscal year ended September 30, 2003, and to all references to my firm included in this Registration Statement.

Sincerely,


/s/  Janet Loss
Janet Loss, C.P.A., P.C.